Exhibit 3.41

AMENDED AND RESTATED BYLAWS

OF

HUGHES SUPPLY SHARED SERVICES, INC.

PREAMBLE

This corporation shall operate on a cooperative basis for the mutual benefit of the corporation’s shareholders under general cooperative principles and in accordance with the provisions of Subchapter T of the Internal Revenue Code.

The purpose of the corporation is to provide its shareholders with efficient, reliable, and economical services on a cooperative basis to promote and increase the efficiency and economy of the operation of its shareholders’ businesses.

ARTICLE I. SHAREHOLDER QUALIFICATION

Section 1. Qualifications. Any person, firm, partnership, limited liability company, corporation or association, who agrees to be a patron of the corporation, and meets such other conditions as may be prescribed by the board of directors, may become a shareholder of the corporation.

All applications for admittance as a shareholder must be approved by the board of directors. Shareholder status is effective as of the time the board approves the application for admittance as a shareholder.

Section 2. Suspension or Termination. In the event the board of directors of the corporation shall find, following a hearing, that any of the common stock of this corporation has come into the hands of any person who is not eligible for admittance as a shareholder, or that the holder thereof has ceased to be an eligible shareholder, or that such holder has not patronized the corporation for a period of (2) years, or otherwise violated the articles of incorporation, bylaws, or other agreements made with the corporation, the corporation may suspend such holder’s rights as a shareholder and terminate the shareholder’s status as a shareholder as further described herein.

When a shareholder’s status as a shareholder is terminated, the corporation shall repurchase the shareholder’s share of common stock for par value. The shareholder shall return to the corporation the certificate evidencing the shareholder’s share of stock. If such shareholder fails to deliver the certificate, the corporation may cancel such certificate on its books and records, and the certificate is then null and void.

A suspended shareholder shall have no rights or privileges on account of any stock held, nor vote or voice in the management or affairs of the corporation other than the right to participate in the dissolution of the corporation in accordance with Article XIII hereof. A terminated shareholder shall have no further rights in the corporation other than the right to participate in the dissolution of the corporation in accordance with Article XIII hereof.

ARTICLE II. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and the transaction of other business shall be held on the date and at the time and place that the board of directors determines. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose shall be held when called by the chairman, the chief executive officer, the president or the board of directors, or when requested in writing by the holders of not less than fifty percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the call for the meeting, unless the chairman, the chief executive officer, the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

Section 3. Place. Meetings of shareholders may be held either within or outside the State of Delaware.

Section 4. Notice. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first class mail, by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

Section 5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the corporation under these bylaws, the articles of incorporation, or the Delaware General Corporation Law, a written waiver of notice, signed any time by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Closing Transfer Books or Fixing Record Date. For the purpose of determining the shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to sixty days or fix a record date, which shall be not more than sixty days before the date on which the action requiring the determination is to be taken. If the purpose is to determine shareholders entitled to vote at a meeting, the books shall be closed, or the record date shall be, at least ten days before the date on which the action is to be taken. If the transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the meeting is mailed or the date on which the board of directors adopts a resolution declaring the dividend or authorizing the action that would require a determination of shareholders shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date.

Section 7. Voting Record. At least ten days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, listing each shareholder’s address and the number, class, and series of shares that he holds. For ten days before the meeting, the list shall be kept on file at the corporation’s registered office or the principal place of business, and any shareholder may inspect the list anytime during usual business hours. This list shall also be produced and kept open at the time and place of the meeting, at which time any shareholder may inspect the list.

If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders’ meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the shareholders’ withdrawal.

Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any time. The chairman of the board, the chief executive officer, the president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent, or proxy to vote the shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control, without transferring the shares into his name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

Section 9. Method of Meeting. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

Section 10. Action Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. All shareholders need not sign the same document.

Section 11. Facsimile Signatures. Any shareholder may file with the secretary of the corporation a written example of his signature. A facsimile of that signature on a document of the corporation shall have the same legal effect as if the shareholder had actually signed the original document.

ARTICLE III. DIRECTORS

Section 1. Function. The business of this corporation shall be managed and its corporate powers exercised by the board of directors.

Section 2. Number. The corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the shareholders, but shall never be less than one. No decrease shall have the effect of shortening the term of any incumbent director, unless the director is removed pursuant to these bylaws.

Section 3. Qualification. Each member of the board of directors must be an adult. Each director elected shall be a shareholder of this corporation in good standing or a designee of a shareholder if the shareholder is not an individual. No person shall be eligible to be a director if that person is in competition with, or is affiliated with any enterprise that is in competition with, the corporation. If a majority of the board of directors of the corporation finds at any time following a hearing that any director is so engaged or affiliated that person shall thereupon cease to be a director.

Section 4. Election and Term. The persons named in the articles of incorporation as members of the initial board of directors shall hold office until the first meeting of shareholders and until their successors have been elected and qualified or until their earlier resignation, removal from office, or death. At each annual meeting thereafter, new directors shall be elected, each of whom shall hold office for a term of one (1) year. The notice provided to shareholders under Article II, Section 4, of any meeting called for the purpose of electing directors (including notices of annual meetings) shall advise the shareholders that nominations for members of the board of directors whose terms will expire at such meeting must be submitted to the secretary of the corporation in writing not later than forty-eight (48) hours prior to the time of the meeting. Such notice shall also specify the names of directors whose terms are expiring and the names of directors who have resigned, died or otherwise been removed from office since the last annual meeting of shareholders. Each nomination submitted to the secretary shall be accompanied by a written statement signed by the nominee indicating that he or she will serve and is eligible to serve in such capacity if elected. All directors shall be elected by secret ballot, and the nominee(s) receiving the greatest number of votes shall be elected. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office, or death.

Section 5. Compensation. The board of directors has authority to fix the compensation of the directors and officers.

Section 6. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on it.

Section 8. Vacancies. Unless filled by the shareholders, any vacancy occurring in the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If the term of the vacating director does not expire at that regular shareholder meeting, a special election shall be held to select a director to fill the year or years remaining in that term.

Section 9. Removal of Directors. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at any election of directors may remove any director, or the entire board of directors, with or without cause, and fill any vacancy or vacancies created by the removal.

Section 10. Quorum and Voting. A majority of the board of directors constitutes a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present is the act of the board of directors.

Section 11. Place of Meetings. Regular and special meetings by the board of directors may be held within or outside the State of Delaware.

Section 12. Regular Meetings. A regular meeting of the board of directors shall be held without notice, other than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

Section 13. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer, the president or any directors.

Section 14. Notice of Meetings. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail, telegram, or cablegram at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 15. Method of Meeting. Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

Section 16. Action Without a Meeting. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by all the directors or committee members, is filed in the minutes of the proceedings of the board or the committee. All directors need not sign the same document. A unanimous, written consent has the same effect as a unanimous vote.

Section 17. Facsimile Signatures. Any director may file with the secretary of the corporation a written example of his signature. A facsimile of that signature on a document of the corporation shall have the same legal effect as if the director had actually signed the original document.

ARTICLE IV. DUTIES OF DIRECTORS

Section 1. Management of Business. The board of directors shall have general supervision and control of the business and the affairs of the corporation and shall make all rules and regulations not inconsistent with law, the articles of incorporation, or bylaws for the management of the business and the guidance of the shareholders, officers, employees, and agents of the corporation.

Section 2. Bonds and Insurance. The board of directors shall require the officers, agents, and employees charged by the corporation with responsibility for the custody of any of its funds or negotiable instruments to give adequate bonds. Such bonds, unless cash security is given, shall be furnished by a responsible bonding company and approved by the board of directors, and the cost thereof shall be paid by the corporation.

The board of directors shall provide for the adequate insurance of the property of the corporation, or property which may be in the possession of the corporation, or stored by it, and not otherwise adequately insured, and, in addition, adequate insurance covering liability for accidents to all employees and the public.

Section 3. Accounting System and Audits. The board of directors shall have installed an accounting system which shall be adequate to meet the requirements of the business and shall require proper records to be kept of all business transactions.

Each year the board of directors may secure the services of a competent and disinterested public auditor or accountant to make a careful audit of the books and accounts of the corporation and render a report in writing thereon, which report shall be submitted to the directors and the chairman, the chief executive officer and the president of the corporation and made available to the shareholders of the corporation.

This report shall include at least a balance sheet showing the true assets and liabilities of the corporation, and an operating statement for the fiscal period under review.

Section 4. Depository. The board of directors shall select one or more banks to act as depositories of the funds of the corporation and determine the manner of receiving, depositing, and disbursing the funds of the corporation and the form of checks and the person or persons by whom they shall be signed, with the power to change such banks and the person or persons signing such checks and the form thereof at will.

Section 5. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two (2) or more of its members to constitute an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no committee shall have authority to:

(1) Approve, adopt or recommend to shareholders actions or proposals required by law to be approved by shareholders.

(2) Adopt, amend or repeal these bylaws.

The board, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee. In the absence or disqualification from voting of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

ARTICLE V. OFFICERS

Section 1. Officers. The officers of the corporation shall consist of a chairman of the board, president, a secretary, and a treasurer, and may include a chief executive officer, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be appointed initially by the board of directors at the organizational meeting of board of directors and thereafter at the first meeting of the board following the annual meeting of the shareholders in each year. The board from time to time may appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office, or death. One person may hold any two or more offices. The failure to appoint a chairman of the board, president, secretary, or treasurer shall not affect the existence of the corporation.

Section 2. Chairman of the Board. From time to time, the chairman may call special meetings of the board of directors whenever he deems it necessary to do so, or whenever the requisite number of directors request him in writing to do so. The chairman shall preside at all meetings of the shareholders of the corporation and all meetings of the board of directors. From time to time, whenever requested, the chairman shall report to the board all matters within his knowledge, which the interest of the corporation may require to be brought to the attention of the directors. The chairman of the board may also be referred to as the chief executive officer.

Section 3. Chief Executive Officer. If elected, the chief executive officer shall have general charge of the business and affairs of the corporation, subject to the board of directors; may create and execute in the name of the corporation any corporate obligation or other instrument; and shall perform such other functions as may be prescribed by the board from time to time.

Section 4. President. The president, subject to the directions of the board of directors, is responsible for the direct supervision over and active management of the business and affairs of the corporation, has the power to sign certificates of stock, bonds, deed, and contracts for the corporation. The president may also be referred to as the chief operating officer. In the event the board of directors does not elect a chief executive officer, the president shall have general executive powers in the management and direction of the business and affairs of the corporation.

Section 5. Vice Presidents. Each vice president has the power to sign bonds, deeds, and contracts for the corporation and shall have the other powers and perform the other duties prescribed by the board of directors, the chief executive officer or the president. Unless the board otherwise provides, if the chief executive officer and the president are absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the chief executive officer or the president. Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the corporation.

Section 6. Secretary. The secretary, and, in his absence, an assistant secretary, shall have the power to sign contracts and other instruments for the corporation and shall (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signature of officers who execute documents on behalf of the corporation, and assure that the seal is affixed to all documents of which execution on behalf of the corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder, (e) sign with the chief executive officer, the president, or a vice president, certificates for shares of the corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the chief executive officer, the president or the board of directors.

Section 7. Treasurer. The treasurer, and, in his absence, an assistant treasurer, shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit monies in the name of the corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the chief executive officer, the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines. The treasurer may also be referred to as the chief financial officer.

Section 8. Removal of Officers. An officer or agent appointed by the board of directors may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the corporation. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the corporation does not create any contract rights. The board of directors may fill a vacancy, however occurring, in any office.

Section 9. Salaries. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the corporation.

ARTICLE VI. INDEMNIFICATION

Section 1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitral (a “Proceeding”) by reason of the fact that he, or another person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, (an “Entity”) against all liability and loss suffered and reasonable expenses (including attorney’s fees and costs) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the board of directors.

Section 2. Prepayment of Expenses. The corporation may, in its discretion, pay the reasonable expenses (including attorney’s fees and costs) reasonably incurred by a director or officer in defending a Proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership trust or other enterprise against such losses, whether or not the corporation would have the power to indemnify such person against such losses under the Delaware General Corporation Law.

Section 6. Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Entity shall be reduced by any amount such person may collect from such other Entity by way of indemnification, or from such other Entity’s insurance company.

Section 7. Amendment or Repeal. Any repeal or modification of any provision of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII. STOCK CERTIFICATES

Section 1. Issuance. Every shareholder in this corporation is entitled to have a certificate, evidencing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.

Section 2. Form. Certificates evidencing shares in this corporation shall be signed by the chief executive officer, the president or a vice president and the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile of the seal.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the corporation, gives bond in the form that the corporation directs, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the corporation.

Section 4. Restrictive Legend. Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction. Unless the corporation stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

ARTICLE VIII. PATRONAGE DIVIDENDS

Section 1. Patronage. The term “patronage” shall refer to the value of the corporation’s business with its patrons. Business with the corporation’s patrons shall include the following: (1) the corporation’s direct business with its patrons; (2) the corporation’s business with its patrons through distributors; and (3) the corporation’s business with its patrons through suppliers.

Section 2. Patronage Dividend Distributions. The corporation shall distribute patronage dividends as provided in section 1388(a)(2) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “IRC”). The corporation shall distribute as patronage dividends, directly to the patrons of the corporation, the net income of the corporation from patronage business done with or for patrons computed in accordance with sections 1381-1388 of the IRC and in accordance with generally accepted accounting principles. Specifically, the corporation shall distribute patronage dividends annually in proportion to patronage. In determining the portion of the corporation’s patronage dividend obligations to be paid in cash, the board of directors shall consider: (1) expenses directly or indirectly related to the corporation’s business; (2) such reasonable reserves for necessary corporate purposes as may from time to time be provided by the board of directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; and (3) such reasonable reserves for working capital necessary for the operation of the corporation and for deficits arising from such operation, (including deficits from business other than business done with or for patrons).

Section 3. Allocation Units. Solely for the purpose of determining the amount of patronage dividends distributable to a particular patron of the corporation, the board of directors may from time to time, when appropriate, segregate the corporation’s business with its patrons into distinct patronage allocation units. The net earnings of the corporation from business with the corporation’s patrons related to any such allocation unit shall be attributable to a patron of the allocation unit in proportion to the quantity or value of business done by the patron with the allocation unit.

Section 4. Allocations Based on Patronage. The patronage dividend distributions shall be paid to each patron on the basis of the quantity or value of business done with or for each patron, and the patronage dividend distributions shall be determined by reference to the net earnings of the corporation from business done with or for its patrons.

Section 5. Timing of Payment of Patronage Dividends. Each distribution of patronage dividends shall be made within the payment period beginning with the first day of a taxable year for which the corporation claims a deduction for patronage dividends paid and ending with the 15th day of the 9th month following the close of such taxable year.

Section 6. Method and Character of Payment. The board of directors may, in its discretion, determine to pay patronage dividends either in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the IRC, in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of patronage dividends shall be paid in cash or by a “qualified check” as defined in Section 1388(c)(4) of the IRC. Subject to this limitation with respect to qualified distributions, the board of directors may decide that the balance of any patronage dividend be paid, in whole or in part, in cash, property, promissory notes or other evidence of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

Section 7. Consent of Patrons. Each person who hereafter applies for and is accepted as a shareholder of this corporation, and each shareholder of this corporation on the effective date of this bylaw who continues as a shareholder after such date, shall, by such act alone, consent that the amount of any distributions with respect to his or its patronage occurring after the effective date of this bylaw, which are made in qualified written notices of allocation, and which are received by him or it from the corporation, will be taken into account by him or it at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by him or it.

Written notification of the adoption of this Article, a statement of its significance, and a copy of the provision shall be given separately to each prospective shareholder before admittance as a shareholder of the corporation.

ARTICLE IX. EQUITY REDEMPTION

Section 1. Regular Redemption, Revolving Fund. If at any time the board of directors determines that the financial condition of the corporation will not be impaired thereby, capital credited to shareholders’ accounts may be redeemed in full or in part. Any such redemption of capital shall be made in order of priority according to the year in which the capital was furnished and credited, the capital first received by the corporation being the first redeemed.

Section 2. Discretionary Special Redemptions. Notwithstanding any other provision of these bylaws, the board, at its absolute discretion, shall have the power to retire any capital credited to shareholders’ accounts on such terms and conditions as may be agreed upon by the parties in any instance in which the interests of the corporation and its shareholders are deemed to be furthered thereby and funds are determined by the board to be available for such purposes.

ARTICLE X. NONSHAREHOLDER BUSINESS

This corporation may conduct business with nonshareholders on either a patronage or nonpatronage basis. However, this corporation shall not provide materials, supplies, services and equipment for nonshareholders in an amount exceeding the value of materials, supplies, services and equipment purchased for shareholders.

ARTICLE XI. NONPATRONAGE INCOME

The nonpatronage income of the corporation shall be its gross receipts derived from all sources which do not qualify as patronage income, less all expenses properly attributable to the production of such nonpatronage sourced income and all income taxes payable on such receipts by the corporation. Nonpatronage income shall be used in behalf of the corporation and its patrons in accordance with such lawful purposes, including assignment to an unallocated reserve account and allocation in whole or in part to shareholders, as may be determined by the board of directors.

ARTICLE XII. LOSSES

Section 1. Patronage Losses. In the event the corporation suffers a loss during any year on patronage business, such loss may be apportioned among the patrons so that such loss will, to the extent practicable, be borne by the patrons on an equitable basis. The board shall have full authority to prescribe the basis on which capital furnished by patrons may be reduced or such loss otherwise equitably apportioned among the patrons. In the event of a patronage loss in one or more allocation units of this corporation, but not so much as to cause an overall loss for the fiscal year, such loss or losses may be prorated against each of the remaining profitable allocation units on the basis of their respective percentage of the net margins during such fiscal year.

Section 2. Nonpatronage Losses. If in any fiscal year the corporation shall incur a loss other than on patronage operations, such loss may be charged against any reserve accumulated from earnings in prior years.

Section 3. General Provisions. The board shall have no authority to make assessments against shareholders.

This section shall not be construed to deprive the corporation of the right to carry backward or forward losses from any source whatsoever in accordance with the Internal Revenue Code or state taxing statutes.

ARTICLE XIII. DISSOLUTION AND

PROPERTY INTEREST OF SHAREHOLDERS

Upon dissolution, after all debts and liabilities of the corporation shall have been paid, all shares of common stock redeemed at par value, and all capital furnished through patronage shall have been retired without priority on a pro rata basis, the remaining property and assets of the corporation shall be distributed among the patrons on the basis of their past patronage over such period as may be determined to be equitable and practicable by the board of directors. Such obligation to distribute shall be construed as a preexisting duty to distribute any patronage-source net gain realized in the winding up process to the maximum extent allowable by law.

ARTICLE XIV. SEAL

The corporate seal shall have the name of the corporation and the word “seal” inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE XV. FISCAL YEAR

The fiscal year of the corporation shall be determined by resolution of the board of directors.

ARTICLE XVI. AMENDMENT

These bylaws may be repealed or amended, and additional bylaws may be adopted, by a vote of the holders of a majority of the issued and outstanding shares entitled to vote.

ADOPTED by consent in lieu of meeting of shareholders to be effective as of the 1st day of January, 2003.

/s/ Benjamin P. Butterfield
Benjamin P. Butterfield, Secretary

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